     CONSULTING AGREEMENT with an effective date of January 1, 1995


         BETWEEN:GRANITE REINSURANCE COMPANY LTD., a body politic and corporate duly incorporated, having its office at Bishop's Court Hill, P.O. Box 111, St. Michael, Barbados, West Indies.
                   (hereinafter referred to as the "Company")


         AND:GORAN MANAGEMENT LTD., a body politic and corporate duly incorporated, with offices at Jardine House, 33-35 Reid Street, P.O. Box HM 1752, in the City of Hamilton, Bermuda, HM GX;
                    (hereinafter referred to as the "Consultant")


     WHEREAS the Company is actively engaged internationally in the business of reinsurance and anticipates its premium volume of business for 1995 to be Fifteen Million Untied States Dollars ($15,000,000) U.S.);

     WHEREAS the Consultant has expertise in the field of reinsurance and is desirous of entering into this Agreement with respect to providing international consulting services on demand to the Company to the extent and as requested by the Company;

     WHEREAS the company wishes to engage the services offered by the Consultant and the Consultant is willing to enter into an agreement to provide services on the terms and conditions described herein:


     NOW, THEREFORE, BE IT AGREED AS FOLLOWS:

MEMORANDUM TO AMEND/REPLACE THE FOLLOWING AGREEMENT:


BETWEEN:                           GRANITE REINSURANCE COMPANY LTD.,
                         (Granite Re) a body politic and corporate duly incorporated, having its offices at Bishop's Court Hill, St. Michael, Barbados, West Indies;


AND GORAN MANAGEMENT LTD., (Goran) a body politic and corporate duly incorporated, with offices at Milner House, 18 Parliament Street in the City of Hamilton, Bermuda, HM 12;

     AND

BETWEENSMART CONSULTANTS, INC., (Smart) a body politic and corporate duly incorporated according to the laws of the State of Nevada, having its registered office at First Interstate Tower, 3800 Howard Hughes Parkway, Suite 1550, in the City of Las Vegas, Nevada, U.S.A. 89109;


AND GRANITE REINSURANCE COMPANY LTD.,
     (Granite Re) a body politic and corporate duly incorporated, having its offices at Bishop's Court Hill, St. Michael, Barbados, West Indies;


     AND

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

BETWEENSMART CONSULTANTS, INC., (Smart) a body politic and corporate duly incorporated according to the laws of the State of Nevada, having its registered office at First Interstate Tower, 3800 Howard Hughes Parkway, Suite 1550, in the City of Las Vegas, Nevada, U.S.A. 89109;

AND SYMONS INTERNATIONAL GROUP, INC., (SIG) a body politic and corporate duly incorporated according to law having its registered offices at 4720 Kingsway Drive in the City of Indianapolis, State of Indiana, U.S.A., 46205;

WHEREAS the parties to these Agreements are desirous of affective certain changes to these Agreements all to take effect as of January 1, 1998, these amendments have been agreed between the parties.

Granite Re/Goran - the provisions of subparagraph 5 of the above Consulting Agreement to be amended to Two Hundred and Fifty Thousand dollars ($250,000) per annum payable in equal monthly installments, effective from January 1, 1998.

Smart/Granite Re Agreement is cancelled effective December 31, 1997.

Smart/SIG, Inc. Agreement is cancelled effective December 31, 1997.

Nothing contained herein has any affect on that Employment Agreement between G. Gordon Symons and Granite Reinsurance Company Ltd.


WHEREOF THE PARTIES HAVE HERETO SIGNED


GRANITE REINSURANCE COMPANY LTD.    GORAN MANAGEMENT LTD.


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SMART CONSULTANTS, INC.SYMONS INTERNATIONAL GROUP, INC.


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G. GORDON SYMONS


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